JNL INVESTORS SERIES TRUST


                          AMENDED AND RESTATED BY-LAWS




















     The following Amended and Restated By-Laws have been approved and adopted by the Board of Trustees of JNL Investors Series Trust at a meeting duly called and held at Jackson National Life Insurance Company on November 21, 2011.


                                                  ______________________________
                                                        Susan S. Rhee, Secretary

                                    BY-LAWS
                                       OF
                           JNL INVESTORS SERIES TRUST


                                   ARTICLE 1

                           Agreement and Declaration
                         of Trust and Principal Office

1.1	Agreement  and  Declaration of Trust. These By-Laws shall be subject to the
Agreement  and  Declaration  of  Trust,  as  from  time  to  time in effect (the
"Declaration  of  Trust"),  of  JNL  Investors  Series  Trust (the "Trust"), the
Massachusetts business trust established by the Declaration of Trust.

1.2	Principal  Office of the Trust. The  principal office of the Trust shall be located at 85 State Street, Boston,  Massachusetts  02109.

                                   ARTICLE 2

                                    Trustees

2.1	Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that  notice of the first regular meeting following any such determination shall be given to absent Trustees.

2.2	Special  Meetings.  Special meetings  of  the  Trustees may be held, at any time and at any place designated in the call of the  meeting, when called by the
Chairman of the Board, if any, the President or the Treasurer or by two or  more
Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

2.3	Notice. It  shall be sufficient notice to a Trustee of a special meeting to send  notice  by  mail  or  courier at least forty-eight hours or by telegram at least  twenty-four  hours  before the meeting addressed to the Trustee at his or her  usual  or last known business or residence address or to give notice to him or  her in person or by telephone or by e-mail at least twenty-four hours before the  meeting.  Notice of a meeting need not be given to any Trustee if a written waiver  of  notice, executed by him or her before or after the meeting, is filed with  the  records  of  the  meeting,  or to any Trustee who attends the meeting without  protesting  prior  thereto or at its commencement the lack of notice to him  or her. Except as required by law, neither notice of a meeting nor a waiver of  a  notice  need  specify  the  purposes  of  the  meeting.

2.4	Quorum.  At any meeting of the  Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question,  whether  or  not a quorum is present, and the meeting may be held as adjourned without further  notice to any
Trustee  who  was present at the time of such adjournment; notice  of  the  time and  place  of any adjourned session of such meeting shall,  however,  be  given in the manner provided in  Section  2.3 of these By-Laws to each Trustee who was not present at the time of such adjournment.

2.5	Action  by Vote. When  a  quorum  is  present at any meeting, a majority of
Trustees  present   may   take   any   action,   except  when  a  larger vote is
expressly required by law, by the Declaration of Trust or by these By-Laws.

2.6 Action by Writing. Except as required by law, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if a majority of the Trustees(or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust or these By-
Laws) consent to the action in writing and such written consents are filed with the records of the meetings of the Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

2.7	Presence  Through  Communications Equipment.  Except as required by law,the
Trustees  may  participate in  a  meeting  of  Trustees by means of a conference telephone or  similar  communications  equipment  by means of which all  persons participating  in  the  meeting  can  hear  each  other  at  the  same time, and participation by such means shall constitute presence in person at a  meeting.

2.8	 Selection  and  Nomination  of  Disinterested  Trustees. The selection and nomination  of  Trustees  who are not 'interested persons' of the Trust, as such term is defined by the Investment Company Act of 1940, as amended, and the rules of  Securities  and  Exchange  Commission  thereunder, shall be committed to the discretion of the Trustees who are not interested persons of the Trust.

2.9	Ability  to  Hire  Staff.  The  Board  will  have  the resources, including appropriate funding, and authority to discharge its  responsibilities, including the authority to retain and compensate independent or  special counsel and other experts or consultants.

2.10	Chairman and Vice Chairman of the Board. The Board of Trustees shall choose a Chairman of the Board from among the Trustees. The  Chairman  shall  not be an officer of the Trust. The Chairman  cannot  be  an  "interested"  person  of the
Trust, or  of  any  investment  adviser  to the Trust, within the meaning of the
Investment Company Act of 1940. The Chairman  of  the Board shall preside at all meetings  of  the  Board  of  Trustees  and of the  Shareholders  at  which  the
Chairman  is  present.  The Chairman shall have and may  exercise such powers as are, from time to time,  assigned  to  him or her by  the Board of Trustees. The
Board of Trustees may choose a Vice  Chairman  of   the   Board  from  among the
Trustees. The Vice Chairman of the Board, if one be elected, shall, when present and in the absence of the Chairman of the  Board,  preside  at  all  meetings of the  Shareholders  and  Trustees,  and  the  Chairman  shall  perform such other duties  as  may  from  time to time be assigned  to  him  or her by the Board of
Trustees or as may be required by law.

                                   ARTICLE 3

                                    Officers

3.1	Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary  and  such other officers,if any, as the Trustees  from time to  time may in their discretion elect. The Trust may also have such agents as  the Trustees  from time to time  may in their discretion appoint. Any two or more offices may be held by the same person.

3.2	Election and Tenure.  The President, the  Treasurer, the Secretary and such other  officers  as the Trustees may in their discretion from time to time elect shall each  be  elected  by the Trustees to serve  until his or her successor is elected or qualified, or  until  he  or  she sooner dies, resigns, is removed or becomes disqualified. Each officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

3.3 Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

3.4 President and Vice Presidents. The President shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the Trustees.

Any Vice Presidents shall have such duties and powers as shall be designated from time to time by the Trustees.

3.5	Chief  Executive Officer. The Chief Executive Officer of the Trust shall be the  President or such other officer as is designated by the Trustees and shall, subject  to  the control of the Trustees, have general charge and supervision of the  business  of  the  Trust.  The  President  shall preside at any meetings of shareholders  or  of the Trustees at which neither the Chairman or Vice Chairman if  one  has  been  elected,  are  present.  If no such designation is made, the
President  shall  be  the  Chief  Executive  Officer.

3.6	Treasurer.  The  Treasurer  shall  be  the  chief  financial and accounting officer of the Trust, and shall, subject to  the  provisions  of the Declaration of Trust and to any arrangement made by the Trustees with a custodian,investment adviser or manager, administrator or transfer, shareholder  servicing or similar
agent,  be   in  charge  of the valuable papers, books of account and accounting records  of  the  Trust,  and  shall have such other duties and powers as may be designated from time to time by the  Trustees  or  by  the  President.

3.7 Secretary. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the office of the Trust designated therefor. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

3.8	Resignations and Removals. Any  officer may  resign  at any time by written instrument  signed by him or her and delivered to the President or the Secretary or  to  a  meeting  of  the  Trustees.  Such resignation shall be effective upon receipt unless specified to be  effective at some other time. The  Trustees  may remove  any  officer with  or  without cause.  Except  to  the  extent expressly provided in  a  written  agreement with the Trust, no officer resigning  and  no officer  removed  shall  have  any right  to  any  compensation  for  any period following  his  or  her officer removed shall have any right to any compensation for  any  period  following  his  or  her resignation or removal, or  any  right to  damages  on  account  of  such  removal.

                                   ARTICLE 4

                                Indemnification

4.1	Trustees, Officers,  Etc. The Trust shall indemnify each of its current and former  Trustees,  officers and agents of the Trust (including persons who serve
at  the  Trust's  request  as   directors,   officers  or  trustees  of  another
organization  in  which the Trust has any interest as a shareholder, creditor or otherwise)  (hereinafter  referred  to as a "Covered Person") against judgments, fines,  settlements  and  expenses  to the fullest extent authorized, and in the manner permitted, by applicable federal and state law, including but not limited to  amounts  paid  in  satisfaction  of judgments, in compromise or as fines and penalties,  and  counsel  fees  reasonably  incurred  by  any  Covered Person in connection  with  the  defense  or  disposition  of  any  action,  suit or other proceeding,  whether  civil  or  criminal, before any court or administrative or legislative  body, in which such Covered Person may be or may have been involved as  a  party  or  otherwise or with which such Covered Person may be or may have been  threatened, while in office or thereafter, by reason of any alleged act or omission as a Trustee or officer or by reason of his or her being or having been such  a  Trustee  or  officer.  The  Trust shall advance the expenses of Covered
Persons  who are parties to any Proceeding to the fullest extent authorized, and in  the  manner  permitted, by applicable federal and state law. For purposes of this  paragraph, "Proceeding" means any threatened, pending or completed action, suit  or  proceeding, whether civil, criminal, administrative, or investigative.
Pursuant  and  subject  to  section  4.1, the Trust shall indemnify each Covered
Person against, or advance the expenses of any Covered Person for, the amount of any  deductible  provided  in  any  liability insurance policy maintained by the
Trust.

Nothing in the Declaration or in these By-Laws shall be deemed to protect any Trustee or officer of the Trust against any liability to the Trust or to its Shareholders to which such person would otherwise be subject by reason of willful malfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

The Trust shall have the power to purchase and maintain insurance on behalf of any person against any liability asserted against or incurred by such person, whether or not the Trust would have the power to indemnify such person against such liability under the provisions of this Article. Nevertheless, insurance will not be purchased or maintained by the Trust if the purchase or maintenance of such insurance would result in the indemnification of any person in contravention of any rule or regulation and/or interpretation of the Securities and Exchange Commission.

4.2	Indemnification Not Exclusive. The right of indemnification hereby provided shall  not  be exclusive of or affect any other rights to which any such Covered
Person  may  be  entitled. As used in this Article 4, the term "Covered  Person"
shall   include   such   person's   heirs,   executors  and  administrators;  an
"interested  Covered  Person"  is one against whom the action,  suit  or  other proceeding in question or another action, suit or other proceeding  on the same or similar grounds is then or has been pending; and  a  "disinterested  Trustee"
or  "disinterested  person" is a  Trustee or a person  against whom none of such actions, suits or other proceedings or another action, suit or  other proceeding on the same or similar grounds is  then  or  has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees  and  officers, and other persons may be entitled by contract or otherwise under law, nor the  power of  the Trust to purchase and maintain  liability  insurance on behalf of any such person.

                                   ARTICLE 5

                                    Reports

5.1 General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                   ARTICLE 6

                                  Fiscal Year

6.1	General. Except  as from time to time otherwise  provided  by the Trustees, the  fiscal  year  of the Trust shall end on December 31 in each year.

                                   ARTICLE 7

                                      Seal

7.1	General.  The  seal of the Trust shall consist of a flat-faced die with the word  "Massachusetts,"  together  with the name of the Trust and the year of its organization  cut  or  engraved  thereon, but, unless otherwise required by  the
Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                   ARTICLE 8

                              Execution of Papers

8.1	General.  Except  as  the Trustees  may  generally  or  in particular cases authorize the execution  thereof in some other manner, all checks, notes, drafts and other obligations and all registration statements and amendments thereto and
all  applications  and   amendments  thereto  to  the  Securities  and  Exchange
Commission  shall be  signed by  the Chairman,  if  any, the President, any Vice
President  or  the Treasurer or any of such other officers or agents as shall be designated for that purpose by a vote of the Trustees.

                                   ARTICLE 9

           Provisions Relating to the Conduct of the Trust's Business

9.1	Determination of Net  Asset  Value. The Trustees or any officer or officers or agent or agents of the Trust designated from time to time for this purpose by the Trustees shall determine at least once daily the net income and the value of all the assets  belonging  to  any Series or attributable to any class of Shares of  the  Trust  on  each day upon which the New  York Stock Exchange is open for unrestricted trading and at such other times  as the  Trustees  shall designate.
In  determining  asset  values,  all  securities for which representative market quotations  are  readily  available  shall  be  valued  at market value, and all securities and other assets for which  representative  market quotations are not readily available shall be valued at fair value, all as determined in good faith by the Trustees or an officer  or  officers  or agent or agents, as aforesaid,in
accordance   with   accounting  principles  generally   accepted  at  the  time.
Notwithstanding the foregoing,the assets belonging to any Series or attributable to  any  class  of  Shares  of the Trust may,if so authorized by the Trustees,be valued in accordance  with  the  amortized  cost method, and  the asset value so
determined,   subject  to  the power of the Trustees to alter the asset value so determined, less total liabilities  belonging  to  that  Series  or attributable
to  any  class  of  Shares   (exclusive  of  capital stock and surplus) shall be
the net asset value until a new asset value is determined by the Trustees orsuch officers  or  agents. In determining the net asset value  the  Trustees  or such officers or agents may include in liabilities such reserves for taxes, estimated accrued  expenses  and  contingencies  in  accordance with accounting principles generally accepted at the time as the Trustees  or  such  officers or agents may in  their  best  judgment  deem fair and reasonable under the circumstances. The manner  of  determining  net asset value  may  from  time  to time be altered as necessary  or  desirable  in  the  judgment of the Trustees to conform it to any
other  method   prescribed  or  permitted   by  applicable  law  or  regulation.
Determinations of net asset value  made  by the Trust or such officers or agents in good faith shall be binding on all parties concerned.  The foregoing sentence shall  not  be  construed  to protect any Trustee, officer or agent of the Trust
against any  liability   t o  the  Trust  or its security holders to which he or
she  would otherwise  be  subject  by  reason of willful misfeasance, bad faith, gross negligence  or reckless disregard of the duties involved in the conduct of his or her office.

                                   ARTICLE 10

                           Amendments to the By-Laws

10.1	General.  These By-Laws  may  be  amended or repealed, in whole or in part, by a  majority of the Trustees then in office at any meeting of the Trustees, or by written consent in lieu thereof.

                                   ARTICLE 11

11.1	Proxy  Instructions  Transmitted  by  Telephonic  or  Electronic Means. The
placing   of   a   Shareholder 's   name  on  a  proxy pursuant to telephonic or
electronically  transmitted   instructions  obtained   pursuant   to  procedures
reasonably  designed  to  verify that  such instructions have been authorized by such  Shareholder  shall constitute  execution  of such proxy by or on behalf of such  Shareholder.